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                                                                    EXHIBIT 16.2


                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

December 14, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read paragraphs (i) through (vi) of Item 4(a) included in the Form 8-K dated December 9, 1999 of Dot Hill Systems Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP